EXHIBIT 99.1

Perceptron Announces Fiscal First Quarter 2021 Results

PLYMOUTH, Mich., Nov. 16, 2020 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ: PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced results for the three months ended September 30, 2020.

FISCAL FIRST QUARTER 2021 SUMMARY

  Net sales of $13.9 million
  Operating Loss $(0.7) million
  Adjusted EBITDA1 of $(0.2) million
  Total bookings of $14.6 million
  Total backlog of $37.0 million
  Cash and cash equivalents of $12.9 million

FINANCIAL RESULTS

For the three months ended September 30, 2020, the Company generated net sales of $13.9 million, versus $17.9 million in the prior-year period. Sales in the Americas, Europe and Asia declined 42%, 3% and 19% on a year-over-year basis, respectively, in the period. Sales of Measurement Solutions, which represented 95% of total sales in the period, declined 19% in the fiscal first quarter, when compared to the prior-year period.

Total gross profit declined 38% on a year-over-year basis, or $2.6 million, to $4.4 million in the fiscal first quarter. Gross profit margin decreased 790 basis points to 32%, versus 40% in the prior-year period, primarily due to the mix of revenue and increased cost of sales.

The Company reported a net loss of $(0.4) million, or $(0.04) per share, in the fiscal first quarter, versus $0.6 million, or $0.06 per share, in the prior-year period.

Adjusted EBITDA was $(0.2) million in the fiscal first quarter of 2021, versus $1.1 million in the prior year period, driven by lower sales.

Total bookings declined 15% on a year-over-year basis to $14.6 million in the fiscal first quarter, with decreased bookings in Europe, and Americas, partially off-set by increased bookings in Asia. Total backlog declined 2% on a year-over-year basis to $37.0 million in the fiscal first quarter, as improved backlog in Asia was more than offset by a decline in the Americas and Europe. Both bookings and backlog were adversely impacted by work stoppages and shelter-in-place orders resulting from the COVID-19 pandemic.

As of September 30, 2020, the Company had cash and cash equivalents globally of $12.9 million, which includes borrowings of $4.8 million. On April 16, 2020, Perceptron entered into an unsecured loan with TCF National Bank as the lender in the aggregate principal amount of $2.5 million pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. Perceptron intends to apply for forgiveness for this loan under the terms of this program in the second quarter of fiscal 2021.

AGREEMENT AND PLAN MERGER

Perceptron will not hold an earnings call, nor provide forward guidance for the second quarter of fiscal year 2021, due to the previously announced proposed acquisition of Perceptron by Atlas Copco.

[1] See the attached “Non-GAAP Financial Measures” for a Reconciliation of Net (Loss) Income to Adjusted EBITDA

ABOUT PERCEPTRON®

Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive and other manufacturing companies rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom. For more information, please visit www.perceptron.com.

SAFE HARBOR STATEMENT

Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including our expectations regarding the possible effects of the COVID-19 pandemic on general economic conditions, public health, and global automotive industry, and the Company’s results of operations, liquidity, capital resources, and general performance in the future, the potential impact of COVID-19 on our customers generally and their plans for retooling projects in particular, our fiscal year 2021 and future results, operating data, new order bookings, revenue, expenses, net income and backlog levels, trends affecting our future revenue levels, the rate of new orders, and our ability to fund our fiscal year 2020 and future cash flow requirements. We may also make forward-looking statements in our press releases or other public or shareholder communications. Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for our fiscal year 2020. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise. The proposed merger is subject to certain conditions precedent, including regulatory approvals and approval of the Company’s shareholders. The Company cannot provide any assurance that the proposed merger will be completed, nor can it give assurances as to the terms on which such proposed merger will be consummated.

--- Financial Tables Follow ---

PERCEPTRON, INC.
SELECTED FINANCIAL DATA
(Unaudited, In Thousands Except Per Share Amounts)

Condensed Income Statements	Three Months Ended
	September 30,
	2020	2019

Net Sales	$13,933	$17,850
Cost of Sales	9,537	10,808
Gross Profit	4,396	7,042
Operating Expenses
Selling, General and Administrative	3,769	4,243
Engineering, Research and Development	1,324	1,828
Operating (Loss) Income	(697)	971
Other Income and (Expenses), net
Interest Expense, net	(42)	(24)
Foreign Currency and Other, net	177	(178)
(Loss) Income Before Income Taxes	(562)	769
Income Tax (Expense) Benefit	155	(143)

Net (Loss) Income	$(407)	$626

(Loss) Income Per Common Share
Basic and Diluted	($0.04)	$0.06

Weighted Average Common Shares Outstanding
Basic	9,750	9,661
Diluted	9,750	9,664

PERCEPTRON, INC.
SELECTED FINANCIAL DATA
(Unaudited, In Thousands)

Condensed Balance Sheets	September 30, 2020	June 30, 2020

Cash and Cash Equivalents	$12,868	$10,621
Short-Term Investments	427	355
Receivables, net	28,893	30,653
Inventories, net	10,280	10,387
Other Current Assets	3,355	1,854
Total Current Assets	55,823	53,870

Property and Equipment, net	5,677	5,750
Goodwill and Other Intangible Assets, net	978	1,100
Right of Use Assets	3,823	3,668
Long-Term Investments	725	725
Long-Term Deferred Income Tax Assets	595	469
Total Non-Current Assets	11,798	11,712

Total Assets	$67,621	$65,582

Lines of Credit and current portion of long-term debt	$3,083	$2,808
Accounts Payable	6,337	6,667
Deferred Revenue	7,294	6,032
Reserves for Severance, Impairment and Other Charges	59	148
Short-Term Operating Lease Liability	500	475
Other Current Liabilities	5,797	5,257
Total Current Liabilities	23,070	21,387

Long-Term Deferred Income Tax Liability	10	3
Long-Term Operating Lease Liability	3,376	3,245
Long-Term Deferred Revenue	181	214
Long-Term Debt, Less Current Portion	1,701	1,983
Other Long-Term Liabilities	443	449
Total Long-Term Liabilities	5,711	5,894

Total Liabilities	28,781	27,281

Shareholders' Equity	38,840	38,301
Total Liabilities and Shareholders' Equity	$67,621	$65,582

PERCEPTRON, INC.
NON-GAAP FINANCIAL MEASURES

While Perceptron’s results under Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”) provide significant insight into our operations and financial position, Perceptron’s management supplements its analysis of the business using “Adjusted EBITDA”. These are non-GAAP financial measures. Management believes these non-GAAP financial measures, when taken together with the corresponding GAAP measures, provide incremental insight into the underlying factors and trends affecting our performance because it excludes the effects of financing, investment, and other non-operating activities that management believes are not representative of our core business. However, it should be viewed as supplemental data, rather than as a substitute or an alternative to the comparable GAAP measure. The tables below present a reconciliation of the non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP.

PERCEPTRON, INC.
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended
	September 30,
	2020	2019

Net (Loss) Income	$(407)	$626
Interest Expense, net	42	24
Income Tax (Benefit) Expense	(155)	143
Depreciation and amortization expense	350	336
Adjusted EBITDA	$(170)	$1,129

Fully diluted shares outstanding	9,750	9,661
Adjusted Net (Loss) Income Per Share	$(0.04)	$0.06

Adjusted EBITDA, for the periods presented, represents net (loss) income before interest expense, net; income tax (benefit) expense; and depreciation and amortization expense, severance costs, impairment charges and litigation settlements. Adjusted EBITDA does not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Adjusted EBITDA is not intended to be a measure of free cash flow available for management and discretionary use of such measures do not consider certain cash requirements such as capital expenditures, tax payments and debt service requirements.

Contact:

Investor Relations
investors@perceptron.com